As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CATERPILLAR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	37-0602744 (IRS Employer Identification No.)
5205 N. O'Connor Blvd., Suite 100 Irving, Texas 75039 (Address of Principal Executive Offices, Including Zip Code)

Caterpillar Inc. Supplemental Deferred Compensation Plan

(Full Title of the Plan)

Derek Owens

Chief Legal Officer and General Counsel

Caterpillar Inc.

5205 N. O'Connor Blvd., Suite 100

Irving, Texas 75039

(972) 891-7700

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Registration Statements on Form S-8 were filed by Caterpillar Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on March 23, 2007 (File No. 333-141548), November 2, 2016 (File No. 333-214382) and February 19, 2020 (File No. 333-236519) (collectively, the “Prior Registration Statements”) to register under the Securities Act of 1933, as amended (the “Securities Act”), Deferred Compensation Obligations issuable under the Caterpillar Inc. Supplemental Deferred Compensation Plan (as amended, the “Plan”).

This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act to register an additional $260,000,000 of Deferred Compensation Obligations issuable under the Plan from time to time. The additional obligations registered by this Registration Statement are of the same class as those securities covered by the Prior Registration Statements. This Registration Statement incorporates by reference the contents of the Prior Registration Statements to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant has filed the following documents with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such documents are hereby incorporated by reference in this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

•	Current Reports on Form 8-K filed April 9, 2025, April 15, 2025 and May 15, 2025; and

•	Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders filed on April 30, 2025 (only those parts incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024).

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities registered hereunder will be passed upon for the Registrant by Nicole M. Puza, Associate General Counsel, who is employed by the Registrant. Ms. Puza owns, directly and indirectly, less than 1% of the outstanding shares of the Registrant’s common stock.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Caterpillar Inc. effective February 3, 2021 (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed February 9, 2021)

4.2	Bylaws of Caterpillar Inc., as amended and restated on June 8, 2022 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed June 14, 2022)

4.3	Amended and Restated Caterpillar Inc. Supplemental Deferred Compensation Plan, dated as of May 15, 2017 (incorporated by reference from Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017)

4.4	First Amendment to the Caterpillar Inc. Supplemental Deferred Compensation Plan, effective as of July 24, 2017 (incorporated by reference from Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended December 31, 2017)

4.5	Second Amendment to the Caterpillar Inc. Supplemental Deferred Compensation Plan, dated December 14, 2018 (incorporated by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018)

4.6	Third Amendment to the Caterpillar Inc. Supplemental Deferred Compensation Plan effective January 1, 2019 (incorporated by reference from Exhibit 10.32 to the Company's Annual Report on Form 10-K for the year ended December 31, 2019)

4.7	Fourth Amendment to the Caterpillar Supplemental Deferred Compensation Plan, effective as of January 1, 2022 (incorporated by reference from Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021)

4.8	Fifth Amendment to the Caterpillar Inc. Supplemental Deferred Compensation Plan, effective as of July 1, 2022 (incorporated by reference from Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022)

5.1	Opinion of Nicole M. Puza, Associate General Counsel

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Nicole M. Puza, Associate General Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (contained in the signature page to this Registration Statement)

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on this 13th day of June 2025.

CATERPILLAR INC. (Registrant)

/s/ Derek Owens
Name: Derek Owens
Title: Chief Legal Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Irving, the State of Texas.

Each person whose signature appears below constitutes and appoints Derek Owens and Nicole M. Puza, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

June 13, 2025	/s/ Joseph E. Creed	Chief Executive Officer and Director
Joseph E. Creed

June 13, 2025	/s/ Andrew R.J. Bonfield	Chief Financial Officer
Andrew R.J. Bonfield

June 13, 2025	/s/ William E. Schaupp	Vice President and Chief Accounting Officer
William E. Schaupp

June 13, 2025	/s/ D. James Umpleby III	Executive Chairman of the Board
D. James Umpleby III

June 13, 2025	/s/ James C. Fish, Jr.	Director
James C. Fish, Jr.

June 13, 2025	/s/ Gerald Johnson	Director
Gerald Johnson

June 13, 2025	/s/ Nazzic S. Keene	Director
Nazzic S. Keene

June 13, 2025	/s/ David W. MacLennan	Director
David W. MacLennan

June 13, 2025	/s/ Judith F. Marks	Director
Judith F. Marks

June 13, 2025	/s/ Debra L. Reed-Klages	Director
Debra L. Reed-Klages

June 13, 2025	/s/ Susan C. Schwab	Director
Susan C. Schwab

June 13, 2025	/s/ Rayford Wilkins, Jr.	Director
Rayford Wilkins, Jr.